Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Michael J. Finney, Interim Chief Executive Officer and Chairman of Vaxart, Inc. (the “Company”), and Phillip Lee, Chief Financial Officer of the company, each hereby certifies that, to his knowledge:

(1)

The Company’s Annual Report on Form 10-K for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date: March 14, 2024	By:	/s/ MICHAEL J. FINNEY
Michael J. Finney, Ph.D. Interim Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)

Date: March 14, 2024	By:	/s/ PHILLIP LEE
Phillip Lee Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of 18 U.S.C. § 1350 has been provided to Vaxart, Inc. and will be retained by Vaxart, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.